                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            ZING TECHNOLOGIES, INC.
                                       AT
                              $15.36 NET PER SHARE
                                       BY
                          IRC ACQUISITION CORPORATION
                      A DIRECT WHOLLY-OWNED SUBSIDIARY OF

                      INTERNATIONAL RECTIFIER CORPORATION

--------------------------------------------------------------------------------

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, ON MARCH 6, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                February 7, 2000

TO OUR CLIENTS:

    Enclosed for your consideration is an Offer to Purchase dated February 7, 2000 (the "Offer to Purchase") and the related Letter of Transmittal relating to an offer by IRC Acquisition Corporation (the "Purchaser"), a New York corporation and a direct wholly-owned subsidiary of International Rectifier Corporation, a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.01 per share, of Zing Technologies, Inc., a New York corporation (the "Company"), (the "Shares") at a purchase price of $15.36 per Share (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the Offer Price), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the "Offer"). WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The Offer Price is $15.36 per Share, net to the seller in cash, without interest thereon.

    2.  The Offer is being made for all outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 6, 2000, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which constitutes at least two-thirds of the outstanding Shares of the Company on a fully-diluted basis (the "Minimum Condition"). The Offer is also subject to other terms and conditions. See the Introduction and Section 14 of the Offer to Purchase.

    5. The Board of Directors of the Company has unanimously approved the Offer, the Merger, the Merger Agreement, the Stock Option Agreement (each as defined in the Offer to Purchase), and the purchase of Shares contemplated by the Offer and the Stock Option Agreement, and determined that the
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terms of the Offer and the Merger are fair to, and in the best interests of, the
Company's shareholders, and has recommended acceptance of the Offer and approval and adoption of the Merger Agreement by the Company's shareholders (if such approval is required by applicable law). Accordingly, the Board of Directors of the Company unanimously recommends that the Company's shareholders accept the Offer and tender their Shares of common stock pursuant to the Offer.

    6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer and sale of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless a exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date. Holders of Shares whose Share certificates (as defined in the Offer to Purchase) are not immediately available or who cannot deliver their certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C., as depositary (the "Depositary"), or complete the procedures for book-entry transfer on or prior to the Expiration Date must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedure set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when Share certificates for or confirmation of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            ZING TECHNOLOGIES, INC.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated February 7, 2000 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by IRC Acquisition Corporation, a New York corporation and a direct wholly-owned subsidiary of International Rectifier Corporation, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share, of Zing Technologies, Inc., a New York corporation (the "Shares").

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered:                                 SIGN HERE

------------------------------------- Shares*  --------------------------------------------
                                                               SIGNATURE(S)

Account Number -----------------------------   --------------------------------------------

Dated ---------------------------------, 2000  --------------------------------------------

---------------------------------------------  ---------------------------------------------
         AREA CODE AND PHONE NUMBER              PLEASE PRINT NAME(S) AND ADDRESS(ES) HERE

---------------------------------------------
TAX IDENTIFICATION NUMBER OR SOCIAL SECURITY
                   NUMBER

 * Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

                                       3